SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

AMENDMENT NUMBER 1 TO FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report January 28, 2008

(Date of Earliest Event Reported)

CAMELOT ENTERTAINMENT GROUP, INC.

(Exact Name of Small Business Registrant as Specified in its Charter)

DELAWARE

(State or other jurisdiction of Incorporation)

000-30785	52-2195605
(Commission File Number)	(I.R.S. Employer Identification No.)

7812 (SERVICES-MOTION PICTURE & VIDEO TAPE PRODUCTION)

(Standard Industrial Classification)

130 Vantis, Suite 140
Aliso Viejo, California 92656

(Address of principal executive offices)

(949) 334-2950

(Registrant's telephone number, including area code)

2020 Main Street, Suite 990, Irvine CA 92614

(Former Address, if changed since last report)

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Item 4.01  Changes in Registrant’s Certifying Accountant.

On January 28, 2007, the Company dismissed Malone & Bailey, PC (“MB”) as its independent auditors . The decision to replace MB was approved by the Audit Committee of the Board of Directors on January 28, 2008.

The report of MB with respect to the Company's financial statements for the year ended December 31, 2006, contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles except for an explanatory paragraph relative to substantial doubt about the Company’s ability to continue as a going concern. Since appointment as the Company's independent auditors on January 29, 2007, through the date of this report, there were no disagreements between the Company and MB on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of MB, would have caused MB to make reference to the subject matter of the disagreements in connection with its report on the Company's financial statements for such years.

The Company has provided MB with a copy of the foregoing disclosure and has requested that MB furnish it with an amended letter addressed to the SEC stating whether or not it agrees with the above statements and revised disclosures. This conforming letter will be filed as Exhibit 16.1 to this Amended Current Report on Form 8-K.

On January 28, 2008, Camelot Entertainment Group, Inc. (the “Company”) appointed and engaged the services of McKennon, Wilson & Morgan LLP (“MWMLLP”) as the Company's independent auditors. MWMLLP is a registered public accounting firm with the Public Company Accounting Oversight Board and members of the American Institute of Certified Public Accountants. During the two most recent fiscal years and the interim period preceding the engagement of MWMLLP, the Company has not consulted with MWMLLP regarding either: (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements; or (ii) any matter that was either the subject of a disagreement or event identified in paragraph (a)(1)(iv) of Item 304 of Regulation  S-B.

Item 9.01  Financial Statements and Exhibits.

EXHIBIT	DESCRIPTION
16.1	Malone & Bailey, PC Letter

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto authorized.

Camelot Entertainment Group, Inc.

By:	/s/ Robert P. Atwell
February 7 , 2008
Robert P. Atwell
CEO

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